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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-00877, 333-05077, 333-21833, 333-46455, 333-71977, 333-55264
and 333-93329) pertaining to the 1995 Stock Option Plan, 1995 Outside Directors Stock Plan, 1996 Employee Stock Purchase Plan, certain stock option agreements issued in connection with the acquisition of Virtual Machine Works, Inc., and certain individual employee stock option agreements of IKOS Systems, Inc. of our report dated October 29, 2001 (except for the last six paragraphs of Note 11, as to which the date is December 14, 2001, and the last paragraph of Note 12, as to which the date is December 7, 2001), with respect to the consolidated financial statements and schedule of IKOS Systems, Inc., included in the Annual Report (Form 10-K) for the year ended September 29, 2001.

                                             ERNST & YOUNG LLP

San Jose, California
December 21, 2001